FORUM FUNDS

Three Canal Plaza

Portland, ME 04101

June 19, 2017

State Street Bank and Trust Company

1 Iron Street, CCB6E

Boston, Massachusetts 02210

Attention: Shawn Alarie, Senior Vice President

Re: Absolute Convertible Arbitrage Fund (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 20.6.1, the Additional Funds provision, of the Master Custodian Agreement dated as of August 26, 2015, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Fund hereby requests that State Street act as Custodian for the Fund(s) under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement.

Please be further advised that, on or around May 26, 2017, Forum Funds - Absolute Credit Opportunities Fund will be liquidated and State Street will cease to act as Custodian for Forum Funds - Absolute Credit Opportunities Fund under the Agreement as of May 26, 2017.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

forum funds for each of the management investment companies and series set forth on appendix a hereto

By: /s/ Karen Shaw

Name: Karen Shaw

Title: Treasurer, Forum Funds, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President, Duly Authorized

Effective Date: July 1, 2017

APPENDIX A

Management Investment Companies Registered with the SEC and Portfolios thereof

Forum Funds

Absolute Strategies Fund

Absolute Convertible Arbitrage Fund

Absolute Capital Opportunities Fund